EXHIBIT 3(i)
State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 12/04/2008
FILED 11:30 AM 12/04/2008
SRV 081169631 - 3379687 FILE


                               STATE OF DELAWARE

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING

                               WWST MERGER CORP.
                                      INTO
                     WORLDWATER & SOLAR TECHNOLOGIES CORP.



Pursuant to Section 253 of the General Corporation Law
of the State of Delaware
______________________________________________


     WORLDWATER & SOLAR TECHNOLOGIES CORP., a corporation organized and existing under the laws of Delaware (the "COMPANY"), DOES HEREBY CERTIFY:

     FIRST: That the Company was incorporated on the 30th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware;

     SECOND: That the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $0.001 per share, of WWST Merger Corp., a Delaware corporation, and that said common stock is the only issued and outstanding class of stock of WWST Merger Corp.;

     THIRD: That the Company desires to merge into itself WWST Merger Corp. and thereby to change its corporate name to "Entech Solar, Inc." pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

     FOURTH: That the Company, by the following resolutions of its Board of Directors, duly adopted on October 9, 2008, determined to merge into itself WWST Merger Corp. and thereby assume all of the liabilities and obligations of WWST Merger Corp., and to change its corporate name to "Entech Solar, Inc.":

Merger of WWST Merger Corp. into Company
----------------------------------------

     WHEREAS, the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $0.001 per share ("MERGER SUB COMMON STOCK"), of WWST Merger Corp., a Delaware corporation ("MERGER SUB"); and

     WHEREAS, said Merger Sub Common Stock is the only issued and outstanding class of stock of Merger Sub;

     WHEREAS, the Company desires to merge into itself Merger Sub pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL");

NOW, THEREFORE, LET IT BE

     RESOLVED, that, pursuant to the provisions of Section 253 of the DGCL, the Company merge (the "Merger") into itself Merger Sub, and assume all of the liabilities and obligations of Merger Sub; and further

     RESOLVED, that, pursuant to the provisions of Section 253(b) of the DGCL, at the effective time of the Merger, the name of the Company be changed to "Entech Solar, Inc."; and further

     RESOLVED, that the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the "CERTIFICATE OF OWNERSHIP AND MERGER"), or at such later time as may be set forth in the Certificate of Ownership and Merger; and further

     RESOLVED, that, at any time prior to the time that the filing of the Certificate of Ownership and Merger becomes effective, the Board of Directors of the Company may terminate the Certificate of Ownership and Merger; and further

     RESOLVED, that the Chief Executive Officer or any Vice President of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware; and further

     RESOLVED, that the officers of the Company are authorized to execute, deliver, file and record such documents, deeds, certificates and other instruments, in the name and on behalf of the Company, and to take all such further action to carry out and effect the Merger and the changes of ownership effected thereby as they shall consider necessary, desirable or appropriate.

     FIFTH: That the merger of WWST Merger Corp. into the Company and the name change of the Company effected thereby shall be effective at 12:01 a.m., Eastern Standard Time on Monday, January 12, 2009.

     I, THE UNDERSIGNED, being an authorized officer of the Company, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of November, 2008.

                    WORLDWATER & SOLAR TECHNOLOGIES CORP.


                    By:     /s/ Frank W. Smith
                            -----------------------------------
                            Name:     Frank W. Smith
                            Title:    Chief Executive Officer